Exhibit 99.1

OncoMed and Celgene Announce Strategic Collaboration Advancing Multiple Anti-Cancer Stem Cell Therapeutics to Offer Potential Benefits to Cancer Patients

Celgene Invests in OncoMed’s Demcizumab and Up to Five Additional Preclinical Biologics Programs; OncoMed Leads Early Clinical Trials and Retains Co-Development, Co-Commercialization and Profit Sharing Rights

OncoMed to Receive $177.25 Million Upfront, Including a $22.25 Million Equity Investment

OncoMed to Host a Conference Call this Morning for Investors at 8:30 a.m. ET

REDWOOD CITY, Calif., Dec. 3, 2013 — OncoMed Pharmaceuticals, Inc. (Nasdaq:OMED) and Celgene Corporation (Nasdaq:CELG) today announced an agreement to jointly develop and commercialize up to six anti-cancer stem cell (CSC) product candidates from OncoMed’s biologics pipeline, including demcizumab (OMP-21M18, Anti-DLL4).

OncoMed will control and conduct initial clinical studies at which point Celgene has an option to license worldwide rights to up to six novel anti-CSC therapeutic candidates. OncoMed retains global co-development and U.S. co-commercialization rights for five of the six anti-CSC product candidates with 50/50 U.S. profit sharing, and royalties to be received in other territories. Celgene will also have research, development and commercialization rights to small molecule compounds in an undisclosed cancer stem cell pathway.

Celgene obtains an exclusive option on one of OncoMed’s most advanced clinical candidates, demcizumab, during or after the completion of certain future planned Phase II clinical trials to be conducted by OncoMed. Demcizumab is currently in three Phase Ib clinical studies in combination with standard-of-care therapeutics, including a trial in patients with first-line advanced pancreatic cancer. Subsequent to option exercise, the parties will co-develop demcizumab, sharing global development costs on a 1/3 OncoMed and 2/3 Celgene basis. The companies will co-commercialize demcizumab in the United States with 50/50 profit sharing. Outside the United States, Celgene would lead development and commercialization, with OncoMed eligible to receive milestones and tiered double-digit royalties on sales outside the United States.

In addition to demcizumab, the collaboration includes up to five preclinical- or discovery-stage biologics programs: OncoMed’s anti-DLL4/VEGF bispecific antibody and up to four additional biologics programs targeting either the RSPO-LGR CSC pathway or an additional undisclosed CSC pathway. Celgene obtains exclusive options on these programs during or after completion of certain Phase I clinical trials to be conducted by OncoMed. For the anti-DLL4/VEGF bispecific antibody and three of the four additional biologics programs, OncoMed retains 50/50 U.S. profit sharing and co-commercialization terms, plus 1/3 OncoMed and 2/3 Celgene global development cost-sharing and mid-single digit to mid-double digit royalties outside the profit-sharing territory. On the fourth biologics program, Celgene would receive an exclusive worldwide license, with OncoMed receiving high-single digit to mid-double digit royalties on worldwide sales. Celgene also obtains an option to conduct small molecule research, development, and commercialization in an undisclosed CSC pathway, with OncoMed eligible to receive milestones and low- to mid-single digit royalties on any resulting small molecule anti-cancer product candidates.

Under the terms of the agreement, OncoMed will receive an upfront payment of $155 million, and Celgene will also purchase approximately $22.25 million in a private placement of newly issued shares of OncoMed’s common stock at a price of $15.13 per share.

The collaboration also includes option exercise payments and payments for achievement of development, regulatory and commercial milestones, paid on a per-program basis. For demcizumab, these payments could total up to approximately $790 million, and include an undisclosed payment for achievement of pre-determined safety criteria in Phase II clinical trials. For the anti-DLL4/VEGF bispecific antibody, option exercise, development, regulatory and commercial payments could total up to $505 million. For the other four biologics, each program is eligible for approximately $440 million of option exercise, development, regulatory and commercial payments. OncoMed could also receive more than $100 million in option exercise, development and regulatory approval payments for the small molecule program. Such total payments include milestones for regulatory approvals in multiple indications per program. OncoMed retains worldwide rights to certain targets in multiple pathways that do not become collaboration programs with Celgene.

“Through this major alliance with Celgene, we gain substantial resources that will enable us to continue to discover and develop new therapeutics independently while positioning OncoMed for substantial potential downstream value and profits. Importantly, by retaining co-development and co-commercialization rights to up to five biologic product candidates in our pipeline, we expect to add commercial capabilities to our core research and development competencies as we continue to build a premier oncology biotherapeutics company,” said Paul J. Hastings, OncoMed’s Chairman and CEO. “Celgene is a preeminent biopharmaceutical innovator with a successful track record of translating unique science into disease-altering therapies that benefit patients, healthcare and society. We can greatly benefit from their expertise and look forward to many years of successful collaboration.”

Tom Daniel, President, Global Research & Early Development, of Celgene said, “We are very pleased to enter into this broad based collaboration with OncoMed, one that holds great promise for cancer patients. Demcizumab’s substantial early clinical activity warrants aggressive yet careful evaluation in several indications where we have strength, including non-small cell lung cancer and pancreatic cancer. The earlier partnerships in the RSPO-LGR and another, undisclosed cancer stem cell pathway provide us complementary and strategically valuable targeting opportunities across both biologic and small molecule modalities in the cancer stem cell arena where OncoMed has provided leadership and great strength.”

Latham & Watkins LLP and Leerink Swann LLC acted as advisors to OncoMed for this transaction.

OncoMed Conference Call

OncoMed management will host a conference call today beginning at 8:30 a.m. ET/5:30 a.m. PT to discuss today’s announcement regarding this strategic collaboration with Celgene Corporation.

Analysts and investors can participate in the conference call by dialing (855) 420-0692 for domestic callers and (484) 756-4194 for international callers. The live conference call will also be webcast and available on the Investor Relations page of OncoMed’s website at www.oncomed.com. Please access the webcast at least 10 minutes prior to the start of the call to ensure time for any software downloads that may be required. A telephone replay will be available following the conclusion of the call by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers using the passcode 19812706.

About Cancer Stem Cells

Cancer stem cells, or CSCs, are the subpopulation of cells in a tumor responsible for driving growth and metastasis of the tumor. CSCs, also known as tumor-initiating cells, exhibit certain properties which include the capacity to divide and give rise to new CSCs via a process called self-renewal and the capacity to differentiate or change into the other cells that form the bulk of the tumor. Common cancer drugs target bulk tumor cells but have limited impact on CSCs, thereby providing a path for recurrence of the tumor. OncoMed has advanced five distinct anti-CSC targeting product candidates into clinical trials, including demcizumab (OMP-21M18). OncoMed believes its product candidates are distinct from the current generations of chemotherapies and targeted therapies, and have the potential to significantly impact cancer treatment and the clinical outcome of patients with cancer.

About Demcizumab (OMP-21M18)

Demcizumab is a humanized monoclonal antibody that inhibits Delta-Like Ligand 4 (DLL4) in the Notch signaling pathway. Two Phase Ib combination trials of demcizumab are ongoing: demcizumab with standard-of-care in first-line advanced pancreatic cancer patients, and demcizumab with standard-of-care carboplatin and pemetrexed (Alimta™) in first-line advanced non-small cell lung cancer (NSCLC) patients. In addition, a Phase Ib/II trial of demcizumab and paclitaxel in patients with platinum-resistant ovarian cancer is ongoing at MD Anderson Cancer Center. Demcizumab is part of OncoMed’s collaboration with Celgene Corporation.

About OncoMed Pharmaceuticals

OncoMed Pharmaceuticals is a clinical-stage company focused on discovering and developing novel therapeutics targeting cancer stem cells. OncoMed has five anti-cancer product candidates in clinical development, including demcizumab (Anti-DLL4, OMP-21M18), OMP-59R5 (Anti-Notch2/3), OMP-52M51 (Anti-Notch1), vantictumab (Anti-Fzd7, OMP-18R5), and OMP-54F28 (Fzd8-Fc), which target key cancer stem cell signaling pathways including Notch and Wnt. OncoMed has two other antibodies in preclinical development, Anti-DLL4/Anti-VEGF bispecific and Anti-RSPO3, with Investigational New Drug filings planned for as early as 2014. OncoMed is also pursuing discovery of additional novel anti-CSC product candidates. OncoMed has formed strategic alliances with Celgene Corporation, Bayer Pharma AG and GlaxoSmithKline (GSK). Additional information can be found at the company’s website: www.oncomed.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding OncoMed Pharmaceuticals, Inc., they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including OncoMed’s expectations regarding the ability of OncoMed to advance its research and development pipeline, including its discovery and preclinical pipeline and its anti-CSC therapeutics in clinical trials; OncoMed’s expectations regarding its ability to co-develop and co-commercialize demcizumab or any other product candidate; the receipt of the upfront payment from Celgene and the completion of the private placement of shares of OncoMed’s common stock; OncoMed’s ability to discover and develop novel anti-CSC therapeutics; OncoMed’s expectations regarding its ability to realize substantial potential downstream value and profits from its alliance with Celgene; and the potential of OncoMed’s product candidates to significantly impact cancer treatment and the clinical outcome of patients with cancer. Such forward-looking statements involve substantial risks and uncertainties that could cause OncoMed’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the preclinical and clinical development process; the risks and uncertainties of the regulatory approval process; OncoMed’s dependence on its collaboration partners, including Celgene, Bayer and GSK, for the funding of its partnered programs; OncoMed’s dependence on the development and marketing efforts of its partners for the commercial success of its partnered product candidates; OncoMed’s reliance on third parties to conduct certain preclinical studies and all of its clinical trials; OncoMed’s reliance on single source third-party contract manufacturing organizations to manufacture and supply its product candidates; OncoMed’s ability to validate, develop and obtain regulatory approval for companion diagnostics; OncoMed’s ability to achieve market acceptance and commercial success of its product candidates once regulatory approval is achieved; OncoMed’s ability to discover, develop and commercialize additional product candidates; the ability of competitors to discover, develop or commercialize competing products more quickly or more successfully; OncoMed’s dependence on its Chairman and Chief Executive Officer, its Chief Scientific Officer, its Chief Medical Officer and other key executives; risk of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate OncoMed’s patents or proprietary rights; and the ability of OncoMed’s proprietary rights to protect its technologies and product candidates. OncoMed undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to OncoMed’s business in general, see OncoMed’s Prospectus filed with the Securities and Exchange Commission on July 18, 2013 and OncoMed’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the Securities and Exchange Commission on November 13, 2013.

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Investor Contact: OncoMed Pharmaceuticals Shari Annes Investor Relations (650) 888-0902 shari.annes@oncomed.com	Media Inquiries: BCC Partners Karen L. Bergman or Michelle Corral (650) 575-1509 or (415) 794-8662 kbergman@bccpartners.com or mcorral@bccpartners.com